Exhibit 10.1

Execution Copy

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT signed this 17th day of June, 2013 and effective as of the 19th day of June, 2013 (the “Effective Date”).

BETWEEN:

WILLIAM S. DELUCE

(hereinafter the “Executive”)

and

VITRAN CORPORATION INC.

(hereinafter the “Company”)

WHEREAS the Executive is a member of the board of directors of the Company (the “Board”) and the Company wishes to employ the Executive in the capacity of Interim President and Chief Executive Officer, on the terms and conditions set out in this agreement;

NOW THEREFORE IN CONSIDERATION of the mutual covenants and premises contained in this agreement, the parties hereby agree as follows:

1.	EMPLOYMENT POSITION

The Company hereby employs the Executive and the Executive agrees to serve the Company, effective as of the Effective Date, in the capacity of Interim President and Chief Executive Officer, or in such other offices as may be determined by the Board. The Executive shall report to the Board and shall perform such duties, and exercise such powers as are incidental to his position as Interim President and Chief Executive Officer and such other duties and powers as may from time to time be assigned to him by the Board.

The Executive agrees that he shall devote the whole of his time, attention and ability to the business of the Company insofar as they are directed towards business interests. He shall competently and faithfully serve the Company and use his best efforts to promote the interests thereof.

2.	COMPENSATION AND BENEFITS

(a)	BASE SALARY

The Executive shall receive a base monthly gross salary of CDN$50,000 (the “base salary”), prorated for any partial month during the term of this agreement. The base salary shall be payable in accordance with the Company’s customary payment policy.

(b)	DISCRETIONARY BONUS

The Company may, in the sole and absolute discretion of the Board, pay the Executive a performance bonus in respect of each year (or partial year if applicable) during the term of this agreement. The amount of such bonus, if any, and the criteria for such bonus shall be determined in the sole and absolute discretion of the Board.

(c)	CLUB DUES

The Executive shall be entitled to be reimbursed for a portion of his annual dues in respect of his club membership at the Granite Club and any expenses incurred at such club, in each case to the extent incurred in connection with or relating to his duties under this Agreement and in accordance with Company policy.

(d)	CAR ALLOWANCE

The Executive shall be entitled to a Company car allowance in the amount of CDN$1,575 per month, prorated for any partial month during the term of this agreement (as may be revised by the Board from time to time), in accordance with the Company’s policy from time to time regarding car allowances.

(e)	MEDICAL AND BENEFITS

The Executive shall be entitled to participate in the medical and extended health care benefit plans made available by the Company to its other senior executives as the same may change from time to time and all in accordance with the terms thereof.

(f)	EXPENSES

The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder, in accordance with the Company’s policy from time to time regarding reimbursement of expenses.

(g)	ENTITLEMENTS AS DIRECTOR

The Executive shall not be entitled to any annual or meeting directors’ fees (whether payable in cash or deferred share units (DSUs)); provided that the Executive shall be entitled to participate in the Company’s DSU plan for directors as a member of the Board of the Company, for so long as he is a member of the Board.

(h)	NO OTHER BENEFITS

Except as otherwise approved by the Board, the Executive will not be entitled to receive any other benefits, including participation in or under any cash or equity based compensation, incentive or other benefit plan that the Company may provide for its employees or officers from time to time.

3.	TERM AND TERMINATION

(a)	TERM

The Executive shall be employed by the Company for an indefinite term, until terminated in accordance with the terms of this agreement.

(b)	TERMINATION

This agreement and the Executive’s employment shall terminate in the following events:

(i)	by mutual agreement of the parties;

(ii)	if the Company has cause for termination at common law, the Company may terminate the Executive forthwith, with no notice or payment in lieu of notice, subject only to any amount or benefit to which the Executive is entitled under applicable employment standards legislation in force from time to time; and

(iii)	if the Company terminates the Executive without cause for termination at common law, the Executive shall be entitled to the greater of (A) a lump sum amount equivalent to three (3) months’ base salary, plus continuation of medical and extended health care benefit plans for a period of three (3) months, to the extent that the Company can continue such plans at standard premium rates, or (B) notice or pay in lieu of notice, benefits continuation, severance and/or other required payments prescribed under any applicable legislation.

(c)	PAYMENTS IN SATISFACTION

The Executive acknowledges and agrees that the payments provided for in this Section 3 shall be deemed to include any obligation of the Company to provide notice, pay in lieu of notice and severance pay or any other required payments or benefits under any applicable employment standards legislation, shall be net of all applicable deductions and withholdings and shall be in full and final settlement and satisfaction of any and all claims, demands, actions and suits whatsoever which the Executive may claim to have against the Company and its affiliates and their respective officers, directors, employees and their successors and assigns relating to the Executive’s employment with the Company and the termination of the Executive and this agreement by the Company. The Executive further agrees that if requested by the Company, he will execute and deliver a release in favour of the Company and resignations from any position or office that he then holds with the Company or with any affiliate, in each case in a form reasonably acceptable to the Company in exchange for the payments provided for in this Article 3.

4.	COVENANTS OF THE EXECUTIVE

(a)	CONFIDENTIALITY

All confidential records, material and information, and copies thereof, and any and all trade secrets concerning the business or affairs of the Company, or any of its affiliates, obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of the Company. During the Executive’s employment, and at all times thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person other than to the Company’s qualified employees and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

(b)	NON-SOLICITATION OF EMPLOYEES

The Executive shall not, at any time during a period of one year following the resignation of the Executive from his employment or following the termination of his employment by the Company, without the prior written consent of the Company, either directly or indirectly, on the Executive’s own behalf or on behalf of others offer employment to or endeavour to entice away from the Company, or any affiliate thereof, any person who is employed by the Company or any such affiliate.

(c)	NON-SOLICITATION OF CUSTOMERS

The Executive shall not, at any time during a period of one year following the resignation of the Executive from his employment or following the termination of his employment by the Company, without the prior written consent of the Company, either directly or indirectly, contact any customers of the Company, or any of its affiliates, for the purpose of selling to those customers any products or services which are the same as, or substantially similar to, or competitive with the products and services sold by the Company or any of its affiliates at such date.

5.	GENERAL CONTRACT PROVISIONS

(a)	OTHER ENTITLEMENTS

For the purposes of this agreement, it is agreed that no other notice of termination or related entitlements, express or implied by law, shall apply, subject only to subject only to such minimum entitlements as are prescribed by applicable employment standards legislation.

(b)	WITHHOLDING

The payments provided for in this agreement shall be net of all applicable deductions and withholdings.

(c)	SEVERABILITY

In the event that any provisions herein or parts thereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect.

(d)	WHOLE AGREEMENT

This agreement constitutes and expresses the whole agreement of the parties hereto with reference to the employment of the Executive by the Company. All prior agreements, promises, representations, collateral agreements and understanding relative thereto and not incorporated herein are hereby superseded and cancelled by this agreement.

(e)	SUCCESSORS and ASSIGNS

This agreement shall inure to the benefit of and be binding upon the Executive and his heirs and personal representatives and the Company and its successors and assigns. This agreement is personal to the Executive and may not be assigned by him.

[Signature page follows]

(f)	APPLICABLE LAW

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

VITRAN CORPORATION INC.

Per:	/s/ Georges L. Hébert	/s/ William S. Deluce
	Name: Georges L. Hébert Title: Director – Chair of Compensation Committee	WILLIAM S. DELUCE